Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38827) of Catellus Development Corporation of our report dated June 29, 2005, relating to the financial statements of Catellus Development Corporation Profit Sharing & Savings Plan and Trust, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

San Francisco, California

June 29, 2005